Exhibit 99.1

LIVE NATION ENTERTAINMENT ACQUIRES REMAINING EQUITY STAKE IN FRONT LINE MANAGEMENT GROUP

- Irving Azoff Named Chairman of the Board of Directors -

- Live Nation Enters into Agreement to Sell Additional Shares to Liberty Media -

LOS ANGELES – February 7, 2011 – Live Nation Entertainment, Inc. (NYSE: LYV), the world’s largest live entertainment company, announced today that it has acquired substantially all of the remaining equity stake in Front Line Management Group, Inc. that it did not previously own for total consideration of $116.2 million in cash and stock.

On Friday, Live Nation acquired the equity interests in Front Line formerly held by Irving Azoff and Madison Square Garden. The cash portion of the transaction totaled $56.5 million and was funded with cash on hand. The remaining $59.7 million was paid using newly-issued shares of Live Nation common stock. As a result of the transaction, Live Nation will consolidate the entity for U.S. federal income tax purposes. Of the total shares issued, Mr. Azoff received 1.8 million shares of common stock and Madison Square Garden received 3.9 million shares of common stock.

“Through this transaction we will further simplify and consolidate our operating structure,” said Michael Rapino, President and Chief Executive Officer of Live Nation. “By acquiring full ownership of Front Line, we expect to benefit from substantial savings related to cash taxes, the elimination of the dividend and operating synergies resulting in an increase in our free cash flow in excess of $20 million annually. Front Line is a tremendous asset and a key component of our live entertainment and marketing platform. We look forward to Irving’s ongoing contributions as we continue to focus on increasing the growth potential of our combined operations.”

Additionally, the company announced a number of changes to its Board of Directors. Irving Azoff has been appointed Chairman of the Board, replacing John Malone who stepped down from the Board. In addition, Greg Maffei, Chief Executive Officer of Liberty Media Corporation, has joined the Board and has been named Chairman of the company’s newly-formed Executive Committee.

"I am excited to assume the role of Chairman, and on behalf of the entire Board of Directors would like to thank John Malone for his service and welcome Greg Maffei," said Irving Azoff. “Front Line is a valuable part of our integrated entertainment, marketing and eCommerce model and this transaction further strengthens our ability to build on the unique relationship between artist and fan. In addition to my broader responsibilities at Live Nation, I will continue to operate Front Line and ensure we continue to provide services that are in the best interests of our wonderful roster of artists. Moving forward we remain focused on advancing Front Line by signing new artists, strengthening our management team through the addition of proven industry managers and expanding our content distribution globally.”

Separately, the company also announced today that it has entered into an agreement with Liberty, whereby Liberty has acquired 1.8 million shares of Live Nation common stock for $18.8 million in cash. Liberty also agreed to purchase an additional 5.5 million shares of common stock for consideration of $57.7 million in cash, subject to receipt of approval of Live Nation’s stockholders, which approval will be sought at the company’s 2011 annual meeting of stockholders, and other customary closing conditions.

“Liberty’s investment in Live Nation will enable us to further strengthen our balance sheet and provide us with additional financial flexibility as we execute our growth strategy,” added Mr. Rapino.

About Live Nation Entertainment:

Live Nation Entertainment (NYSE:LYV) is the largest live entertainment company in the world: connecting 200 million fans to 100,000 events in over 40 countries which has made Ticketmaster.com the #3 eCommerce website in the world. For additional information, visit www.livenation.com/investors.

About Front Line Management Group:

Founded in 2004, Front Line is the world’s leading artist management company, with over 250 clients and more than 90 executive managers. Front Line and its affiliates represent a wide range of major artists, including the Eagles, Jimmy Buffett, Neil Diamond, Christina Aguilera, Kenny Chesney, Fleetwood Mac and Journey.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding consolidation of Front Line for U.S. federal income tax purposes, cash tax savings, operating synergies, the potential increase to free cash flow and the issuance of additional shares to Liberty. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning the company are expressly qualified in their entirety by the cautionary statements above. The company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Additional Information About the Proposed Issuance of the Additional Shares to Liberty and Where to Find It

The proposed issuance of 5.5 million additional shares of Live Nation common stock (the “Additional Shares”) to Liberty discussed above will be submitted to the company’s stockholders for their consideration at the company’s 2011 annual meeting. In connection with the proposed issuance of the Additional Shares to Liberty, the company intends to file relevant materials with the SEC, including a proxy statement. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ISSUANCE OF THE ADDITIONAL SHARES TO LIBERTY. The proxy statement and other relevant materials (when they become available) and any other documents filed by the company with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by contacting the company’s Investor Relations Department at (310) 867-7000 or by accessing the company’s investor relations website at www.livenation.com/investors. Investors are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed issuance of the Additional Shares to Liberty.

Live Nation and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the proposed issuance of the Additional Shares to Liberty. Information about the executive officers and directors of the company and the number of shares of the company’s common stock beneficially owned by such persons is set forth in the proxy statement for the company’s 2010 annual meeting of stockholders which was filed with the SEC on October 25, 2010, and will be set forth in the proxy statement the company will file in respect of the proposed issuance of the Additional Shares to Liberty. Investors may obtain additional information by reading the proxy statement regarding the proposed issuance of the Additional Shares to Liberty when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONTACT: Linda Bandov Pazin (lindabandov@livenation.com or 310-867-7000)